EXHIBIT 11.1

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                                 CHRONIMED INC.

                        COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                  Three Months Ended
                                                                               Sept. 27,        Sept. 29,
                                                                                 1996             1995
                                                                                -------          -------
Primary
  Average shares outstanding .........................................           12,462           12,002
  Net effect of dilutive stock options
     and warrants -- based on the treasury
     stock method using average market price .........................              750              914
                                                                                -------          -------

         Total .......................................................           13,212           12,916
                                                                                =======          =======

Net income ...........................................................          $ 1,247          $   725
                                                                                =======          =======

Net income per share .................................................          $   .09          $   .06
                                                                                =======          =======



Fully Diluted
  Average shares outstanding .........................................           12,462           12,002
  Net effect of dilutive stock options
     and warrants -- based on the treasury
     stock method using the higher of average
     or ending market price ..........................................              750              914
                                                                                -------          -------


         Total .......................................................           13,212           12,916
                                                                                =======          =======

Net income ...........................................................          $ 1,247          $   725
                                                                                =======          =======

Net income per share .................................................          $   .09          $   .06
                                                                                =======          =======

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